Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Form 10SB registration statement (of 100,000,000 shares of common stock, par value $0.001 per share of MW Medical, Inc.) of our report dated March 30, 1998, except
Note 14 which is dated May 11, 1998 on the financial statements for the years ended December 31, 1997 and 1996.

                                        /s/ Smith & Company
                                        CERTIFIED PUBLIC ACCOUNTANTS

Salt Lake City, Utah
July 8, 1998